Exhibit 10.49

November 28, 2005

Gail Snyder

Nationwide

Dear Gail:

We are pleased to formalize your offer of promotion within Nationwide. As we have discussed, your position will be Chief Investment Officer, reporting to me. In terms of the specific details of our offer, I have attached an outline that describes each of the particular components of your package. Please keep a copy for your records and sign and return a copy indicating your acceptance.

After you have reviewed all the specifics of our offer, please do not hesitate to contact me or Patti Cotter, at 249-0497, with any questions. Gail, I look forward to your continued contribution to Nationwide in this key role.

Sincerely,

/s/ Robert Rosholt
Robert Rosholt

Executive Vice President

Chief Financial Investment & Strategic Officer

Nationwide

Accepted:

X	/s/ Gail Snyder

Gail Snyder

Offer of Promotion – Components

November 28, 2005

Position:	Chief Investment Officer, (Pending Board approval)

Reports To:	Robert Rosholt, Executive Vice President and Chief Financial Investment and Strategic Officer

Base Salary:	$365,000

Short-Term Incentive:

Office of Investments Incentive Plan (OIP)

150% annual target award opportunity of base salary ($365,000), effective January 1, 2006, payable in March, 2007. Target award opportunity will be adjusted for individual as well as business unit performance at the end of the performance year. No maximum payout. Target incentive opportunities are subject to change by the Board of Directors.

Long-Term Incentive:

Nationwide Value Added (NVA)

•      $492,700 annual target award for Nationwide Value Added for 2006. However, only one-third of actual award will be payable in March, 2007, based on Nationwide value creation. The remaining two-thirds will be carried over as 2007 beginning balance.

•      No maximum payout

•      Requires Board approval

•      Target incentive opportunities are subject to change by the Board of Directors

Benefits:	All other benefits and perquisites continue to apply (including supplemental plans below)

Supplemental Defined Contribution Plan:	Nationwide Supplemental Defined Contribution Plan - non-qualified plan designed to “make-up” lost 401k company match contributions created by IRS limitations

Supplemental Retirement Plan:	Nationwide Supplemental Retirement Plan – non-qualified plan designed to “make-up” lost retirement benefits created by IRS limitations in the defined benefit pension plan

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